[LOGO] BioForce Nanosciences Holdings, Inc.

BioForce Nanosciences Holdings, Inc.       Investor Contact:
Gregory D. Brown                           Porter, LeVay & Rose, Inc.
Chief Financial Officer                    (212) 564-4700
515-233-8333 ext# 118                      Marlon Nurse, VP - Investor Relations
gbrown@bioforcenano.com                    marlon@plrinvest.com
                                           Jeffrey Myhre, VP - Editorial

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                                                           FOR IMMEDIATE RELEASE

                    BIOFORCE NANOSCIENCES COMPLETES FINANCING

               Senior Management Participates in Private Placement

AMES, IA, June 10, 2008 -- BioForce Nanosciences Holdings, Inc. (OTC BB: BFNH), a producer of integrated biological and mechanical systems for life science researchers at the micro and nano scales, today announced the completion of a $300,000 convertible debt financing. Investors in the financing were the Company's largest and long-term shareholder, FCPR SGAM AI Biotechnology Fund, and its executive officers Kerry Frey, Eric Henderson and Greg Brown. The transaction involved the issuance of $300,000 of convertible secured promissory notes, which are convertible into shares of the Company's common stock at a price of $0.30 per share, and the issuance of 900,000 warrants to purchase shares of the Company's common stock at a price of $0.30 per share.

Midori Yokoyama, Partner of SGAM Alternative Investments, commented, "We are pleased with the progress that BioForce has made over recent quarters, including the sale of five Nano eNabler(TM) systems in each of the fourth quarter of 2007 and the first quarter of 2008, and the recent introductions of their surface patterning service and the Cyto eNabler(TM) molecular printer which is specifically adapted for the needs of the cellular biology researchers. We have confidence in the management's commitment and ability to execute the business plan and grow the company."

Greg Brown, Chief Financial Officer of BioForce, said, "This fixed-price transaction is an important piece of our overall financing strategy for 2008, which will allow us to support our expanded distribution network and development of the market for our recently announced custom patterned surfaces offering. We are very appreciative of the continued support from the FCPR SGAM AI Biotechnology Fund. The Company's executive team's participation in this transaction is a reflection of our belief that BioForce's platform product, the Nano eNabler(TM) system, is a key piece of technology in the growing fields of ultra-micro to nano scale biosensor development and therapeutic agent development based upon single cell analysis, and that we will be able to translate this into continued growth in our revenues and development of additional revenue streams."

More details of the transaction will be provided in an upcoming Form 8-K filing with the Securities and Exchange Commission.


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About BioForce Nanosciences Holdings, Inc.

BioForce Nanosciences creates products and solutions for the life sciences by integrating biological and mechanical systems at the micro and nano scales. BioForce's flagship product, the Nano eNabler(TM) molecular printer, gives the Company and its customers a platform for development and discovery by printing tiny domains of biological materials on surfaces with nanometer spatial precision. BioForce technology is being used in areas such as biosensor functionalization; pattering and cell adhesion; and the printing of proteins to guide neural cell growth. For more information, visit www.bioforcenano.com or call 515-233-8333.

This news release contains forward-looking information that may be affected by certain risks and uncertainties, including those risks and uncertainties described in BioForce Nanosciences' most recent filings with the Securities and Exchange Commission. BioForce Nanosciences' actual results could differ materially from such forward-looking statements. BioForce assumes no duty to update these statements at any future date.


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